SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 205490

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2021

MMEX RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-152608	26-1749145
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3616 Far West Blvd., #117-321

Austin, Texas 78731

(Address of principal executive offices)

Registrant's telephone number, including area code: (855) 880-0400

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Deﬁnitive Agreement.

We previously reported that on March 5, 2021, we finalized an agreement with GS Capital Partners, LLC to extend credit to us pursuant to a note arrangement that provided for future mutually agreed drawdowns of a maximum of $750,000. The note which bears interest at the rate of 10% per annum, is due on the earlier of (i) December 31, 2021 or (ii) our consummation of an equity or equity-based financing sufficient to retire such outstanding note. On June 22, 2021, we completed a $200,000 drawdown under this note arrangement.

In connection with the drawdown, we separately issued to GS Capital Partners a 10% convertible note in the principal amount of $82,500. The note was issued with an original issue discount of $3,500, resulting in our receipt of $78,000 of net proceeds. During the first 180 days the note is in effect, the holder may convert the outstanding principal amount into shares of our common stock at a price of $0.015 per share. Thereafter, the note may be converted at a price equal to 66% of the average of the two lowest trading prices of the common stock for the 15 prior trading days. The note may be prepaid, together with a prepayment premium only if our separate indebtedness to GS Capital Partners is otherwise being retired.

We are utilizing the proceeds of these financing transactions in part to acquire a real property tract in Pecos County, Texas that we have identified as the site for a planned project. The tract consists of approximately 324 acres to be purchased at a purchase price of approximately $243,000. We expect this property acquisition to close on or about June 30, 2021

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 of this report.

Item 3.02 Unregistered Sales of Equity Securities.

On or about June 24, 2021, we issued 118,142,777 shares of our common stock to GS Capital Partners to retire outstanding indebtedness in the principal amount of $40,000. The issuance of these shares is exempt from registration pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933.

Any issuance of common stock upon conversion of the convertible note described in Item 1.01 of this report will be exempt from registration pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMEX Resources Corporation

Date: June 25, 2021	By:	/s/ Jack W. Hanks
Jack W. Hanks,
President and Chief Executive Officer

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